Exhibit 10.11

Loan Nos. 04 2508 01

93-0909703

THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT

AGREEMENT

THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (“Amendment”) is entered into as of March 14, 2013, by and among FAMOUS DAVE’S OF AMERICA, INC., a Minnesota corporation, D&D OF MINNESOTA, INC., a Minnesota corporation, LAKE & HENNEPIN BBQ AND BLUES, INC., a Minnesota corporation, FAMOUS DAVE’S RIBS, INC., a Minnesota corporation, FAMOUS DAVE’S RIBS-U, INC., a Minnesota corporation, and FAMOUS DAVE’S RIBS OF MARYLAND, INC., a Minnesota corporation (each, individually, a “Borrower” and, collectively, the “Borrowers”), the lenders from time to time a party hereto (each, a “Lender” and, collectively, the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as Administrative Agent and L/C Issuer.

R E C I T A L S

A. Borrowers, Wells Fargo, as Administrative Agent and L/C Issuer, and the Lenders a party thereto have entered into that certain Second Amended and Restated Credit Agreement dated as of March 4, 2010, as amended by that certain letter agreement dated February 1, 2011, and that certain First Amendment to Second Amended and Restated Credit Agreement dated as of July 5, 2011 and that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of November 1, 2012 (the “Credit Agreement”).

B. As of the date hereof, Wells Fargo is the only Lender under the Credit Agreement.

C. The parties desire to amend the Credit Agreement to modify certain provisions of the Credit Agreement, all subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers and Lenders hereby covenant and agree as follows:

1. Definitions. Capitalized terms used herein and not defined herein shall have the meanings provided therefor in the Credit Agreement.

2. Amendment Closing Date. As used in this Amendment, the term “Amendment Closing Date” shall mean the first date that all the conditions precedent set forth in this Amendment are satisfied or waived in accordance herewith.

3. Amendments to Credit Agreement. Effective as of the Amendment Closing Date:

(a) The following definition in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety as follows:

“Fee Letter” means the letter agreement, dated as of March 14, 2013 by and between the Borrowers and the Administrative Agent, as the same may be amended, restated, modified or otherwise supplemented from time to time.

(b) The following new definition is added to Section 1.01 of the Credit Agreement.

“Royalties Receivable Percentage” means, at any date, the ratio (expressed as a percentage) of (a) the balance sheet royalties receivable of the Borrowers and their Subsidiaries (determined on a consolidated basis in accordance with GAAP consistently applied) that are aged more than thirty (30) days but not more than one hundred twenty (120) days (such period being referred to as the “Aging Period”) to (b) the total billings of royalties due and payable to Borrowers and their Subsidiaries during such Aging Period.

(c) Section 14.04 of the Credit Agreement is hereby amended (i) by inserting in subsection (a), after the word “permit,” the phrase “at any time through and including the third (3rd) fiscal quarter of fiscal year 2012” and (ii) by adding the following new subsection (c):

(c)

Borrowers shall not permit (i) the Royalties Receivable Percentage to exceed (A) ten percent (10%) from and after the last day of the fourth fiscal quarter of fiscal year 2012 through the first (1st) fiscal quarter of fiscal year 2014 or (B) eight and one-half percent (8.5%) thereafter or (ii) the total balance sheet royalties receivable of Borrowers and their Subsidiaries (determined on a consolidated basis in accordance with GAAP consistently applied) that are aged more than one hundred twenty (120) days to exceed (A) $600,000 from and after the last day of the fourth fiscal quarter of fiscal year 2012 through the first (1st) fiscal quarter of fiscal year 2014 or (B) $400,000 thereafter.

4. Organizational Documents. Each of the Borrowers represents and warrants that (a) the articles or certificates of formation or organization and bylaws of such Borrower most recently furnished to Administrative Agent have not been modified or amended (except for amendments furnished to Administrative Agent) and remain in full force and effect (b) the representations and warranties set forth in Sections 5.01, 5.02, 5.03, 5.26 and 5.27 of the Credit Agreement are true and correct in all material respects as of the date hereof.

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5. Term Loan. The parties hereto hereby acknowledge and agree that the outstanding principal balance of the Term Loan and the Term Loan Commitment have been reduced to $5,269,999.96 as of March 14, 2013.

6. Conditions Precedent to Effectiveness of this Amendment. The effectiveness of this Amendment is subject to satisfaction of the following conditions precedent:

(a) The Administrative Agent’s receipt of the following, unless waived by the Administrative Agent, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Borrower, each dated the Amendment Closing Date (or, in the case of certificates of governmental officials, a recent date before the Amendment Closing Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

(i) two (2) executed counterparts of this Amendment;

(ii) two (2) executed counterparts of the Fee Letter;

(iii) a revised Compliance Certificate as of the end of the fourth fiscal quarter of fiscal year 2012 evidencing compliance with the financial covenants set forth in Article XIV of the Credit Agreement (including the amended Section 14.04 set forth above);

(iv) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Borrower as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents executed in connection herewith to which such Borrower is a party;

(v) a favorable opinion or opinions (or an update of any existing opinion or opinions given on or about the Closing Date) of counsel to the Borrowers, addressed to the Administrative Agent and each Lender, as to such matters concerning the Loan Parties and this Amendment and the Loan Documents as the Administrative Agent may reasonably request; and

(vi) such other assurances, certificates, documents, consents or opinions as the Administrative Agent reasonably may require;

(b) The Borrowers shall have paid to the Administrative Agent for the account of each applicable Lender all fees required to be paid hereunder or under the Fee Letter by Borrowers on the Amendment Closing Date; and

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(c) Unless waived by the Administrative Agent, the Borrowers shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Amendment Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).

7. Ratification. The Credit Agreement, as amended by this Amendment, is hereby ratified and remains in full force and effect. Nothing contained herein shall be deemed to be a novation of any Note or otherwise affect the priority of the lien of any Loan Documents.

8. Release. In consideration of the Administrative Agent’s and the Lenders’ entering into this Amendment, each Borrower hereby fully and unconditionally releases and forever discharges each of the Administrative Agent and the Lenders, and their respective directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (collectively, the “Released Parties”), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, from the beginning of the world to the date on which this Amendment is executed, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which any Borrower or any Subsidiary has, had, claims to have or to have had or hereafter claims to have or have had against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the date on which this Amendment is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Amendment is executed, including the administration or enforcement of the Credit Agreement (collectively, all of the foregoing are the “Claims”). Each Borrower represents and warrants that it has no knowledge of any claim by it or by any Subsidiary against the Released Parties or of any facts or acts or omissions of the Released Parties which on the date hereof would be the basis of a Claim by it or by any Subsidiary or any other Loan Party against the Released Parties which is not released hereby, and each Borrower represents and warrants that the foregoing constitutes a full and complete release of all Claims by or on behalf of each Borrower and any Subsidiary. The inclusion of a release provision in this Amendment shall not give rise to any inference that but for such release, any Claim otherwise would exist.

9. Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

FAMOUS DAVE’S OF AMERICA, INC., a Minnesota corporation

By:	/s/ Diana Purcel
Name:	Diana Purcel
Title:	Chief Financial Officer

D&D OF MINNESOTA, INC., a Minnesota corporation

By:	/s/ Diana Purcel
Name:	Diana Purcel
Title:	Chief Financial Officer

LAKE & HENNEPIN BBQ AND BLUES, INC., a Minnesota corporation

By:	/s/ Diana Purcel
Name:	Diana Purcel
Title:	Chief Financial Officer

FAMOUS DAVE’S RIBS, INC., a Minnesota corporation

By:	/s/ Diana Purcel
Name:	Diana Purcel
Title:	Chief Financial Officer

FAMOUS DAVE’S RIBS-U, INC., a Minnesota corporation

By:	/s/ Diana Purcel
Name:	Diana Purcel
Title:	Chief Financial Officer

FAMOUS DAVE’S RIBS OF MARYLAND, INC., a Minnesota corporation

By:	/s/ Christopher O’Donnell
Name:	Christopher O’Donnell
Title:	President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Darcy McLaren
Name:	Darcy McLaren
Title:	Vice President

By:	/s/ Maureen S. Malphus
Name:	Maureen S. Malphus
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as L/C Issuer and as a Lender

By:	/s/ Darcy McLaren
Name:	Darcy McLaren
Title:	Vice President

By:	/s/ Maureen S. Malphus
Name:	Maureen S. Malphus
Title:	Vice President